UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2024

The Duckhorn Portfolio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40240	81-3866305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Dowdell Lane

Saint Helena, CA 94574

(Address of principal executive offices) (Zip Code)

(707) 302-2658

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NAPA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 23, 2024, The Duckhorn Portfolio, Inc. (“Duckhorn” or the “Company”), held a virtual special meeting of stockholders (the “Special Meeting”) to consider and vote on the proposals set forth in the definitive proxy statement of the Company prepared in connection with the Merger Agreement (as defined below) filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 2, 2024.

As of the close of business on November 28, 2024, the record date for the stockholders entitled to vote at the Special Meeting, there were a total of 147,200,572 shares of Common Stock of the Company, par value $0.01 per share (“Company Common Stock”) outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 132,994,804 shares of Company Common Stock, representing approximately 90.35% of the total shares of Company Common Stock issued and outstanding and entitled to vote, were present or represented by proxy, constituting a quorum to conduct business.

Proposal 1: Proposal to adopt the Agreement and Plan of Merger, dated October 6, 2024 (the “Merger Agreement”), by and among Duckhorn, Marlee Buyer, Inc. (“Parent”), and Marlee Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”). Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Duckhorn, with Duckhorn continuing as the surviving corporation and a wholly owned subsidiary of Parent.

Set forth below are the voting results for the proposal to approve the adoption of the Merger Agreement, which was adopted by the Company’s stockholders:

Votes Cast For	Votes Cast Against	Abstentions
130,985,738	40,797	1,968,269

Proposal 2: Proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Duckhorn’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”).

Set forth below are the voting results for the Compensation Proposal, which was approved by the Company’s stockholders on a non-binding, advisory basis:

Votes Cast For	Votes Cast Against	Abstentions
130,451,334	580,320	1,963,150

Proposal 3: Proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. (the “Adjournment Proposal”).

Set forth below are the voting results for the Adjournment Proposal, which was approved by the Company’s stockholders:

Votes Cast For	Votes Cast Against	Abstentions
129,855,014	1,145,198	1,994,592

Adjournment of the Special Meeting was deemed not necessary because there were sufficient votes at the time of the Special Meeting to approve the adoption of the Merger Agreement. No other business properly came before the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DUCKHORN PORTFOLIO, INC.

Date: December 23, 2024	By:	/s/ Sean Sullivan
Sean Sullivan
Executive Vice President, Chief Strategy and Legal Officer